Exhibit 10.1

LOCK-UP AND LEAK-OUT AGREEMENT

This Lock-Up and Leak-Out Agreement (this “Agreement”) is made and entered into as of March 27, 2026 (the “Effective Date”), by and between Mag Magna Corp., a Wyoming corporation (the “Company”), and [ Name of Shareholder ] (“Shareholder”). The Company and Shareholder are each individually referred to as a “Party” and are collectively referred to as the “Parties”.

RECITALS

WHEREAS, Shareholder owns [ ______ ] shares (the “Agreement Stock”) of common stock of the Company;

WHEREAS, the Company acknowledges that, in the absence of this Agreement, Shareholder has an unfettered right to dispose of any or all of the Agreement Stock, in any manner and at any time or from time to time, all as desired by Shareholder, including, but not limited to, the sale thereof into the public markets;

WHEREAS, the Company has requested of Shareholder that Shareholder not dispose of any of the Agreement Stock into the public markets, except in accordance with the terms and provisions of this Agreement through and including December 31, 2026 (the “Lock-up Period”), and, thereafter, Shareholder may dispose of the Agreement Stock in accordance with the terms and provisions hereof through and including June 30, 2027 (the “Leak- out Period”), such that the Agreement Stock will be sold in monthly amounts not to exceed 100,000 shares (the “Leak-out Monthly Limit”) during the Leak-out Period, not to exceed 20,000 shares in any one day (the “Leak-out Daily Limit”), and Shareholder has so agreed; and

WHEREAS, certain unspecified disputes (the “Unspecified Disputes”) may have arisen between the Parties in respect of the issuance of the Agreement Stock by the Company to Shareholder; and

WHEREAS, the Company and Shareholder desire to enter into this Agreement and the transactions contemplated hereunder to settle the Unspecified Disputes in the manner set forth herein.

NOW, THEREFORE, in consideration of these premises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.       Lock-up; Monthly Leak-out Amount. During the Lock-up Period, Shareholder shall not, directly or indirectly, offer, issue, sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, pledge or otherwise dispose of or transfer (collectively, a “Disposition”) any shares of Agreement Stock. During the Leak-out Period, except for sales of shares of Agreement Stock in amounts that do not exceed the Monthly Leak-out Amount and/or the Daily Leak-out Amount, Shareholder shall not, except as permitted below, directly or indirectly, enter into any transaction for the Disposition of the Agreement Stock.

2.       Cumulative Disposition. If, during any calendar month within the Leak-out Period, Shareholder has not engaged in one or more Disposition transactions, the cumulative amount of which has resulted in less than the cumulative Monthly Leak-out Amount during the Leak-out Period then-to date, then Shareholder has the right, but not the obligation, to engage in one or more additional Disposition transactions, such that, at the conclusion of such additional Disposition transaction(s), Shareholder will have engaged in Disposition transactions in an amount that does not exceed the cumulative Monthly Leak-out Amount during the Leak-out Period then-to date.

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3.       Reserved.

4.       Transferee Restrictions. Any transferee of any of the shares of Agreement Stock, other than as permitted in connection with a waiver (as referenced in Section 5 below) or as otherwise permitted pursuant to the terms hereunder, shall be subject to all of the terms and conditions hereof and, solely for such purposes, any such transferee shall be included in the definition of Shareholder.

5.       Company Waiver. Notwithstanding anything to the contrary contained herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions in its favor contained herein.

6.       General Acknowledgment. The Company acknowledges and agrees to the following:

(a)       Accuracy of Representations. The Company hereby acknowledges the accuracy of the representations set forth in the Recitals of this Agreement;

(b)       No Release by Shareholder; etc. Neither this Agreement nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a waiver by Shareholder of any of its rights thereunder or at law or in equity; and

(c)       Release by the Company. The Company, on behalf of itself and its administrators, agents, members, managers, directors, shareholders, officers, successors, and assigns (all of the foregoing, collectively, the “Company Releasors”), hereby releases and forever discharges Shareholder, including Shareholder’s agents, attorneys, successors and assigns (all of the foregoing, collectively, the “Shareholder Releasees”) from all liabilities, charges, claims, agreements, causes of action or suits, of whatever kind or nature, whether accrued, absolute, contingent, liquidated or unliquidated, known or unknown, which the Company Releasors ever had, now have, or hereafter can, shall or may have against Shareholder Releasees for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement arising from, or relating to this Agreement and the transactions contemplated hereby.

7.       Representations Warranties and Covenants. To induce Shareholder to enter into this Agreement, the Company represents and warrants to Shareholder as follows:

(a)       Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming.

(b)       Authority. The Company has full company power and authority to execute, deliver and perform this Agreement.

(c)       Consent and Approvals. No consent or approval of either Party is required in connection with the execution and delivery of each of this Agreement and the do not (1) contravene or result in a breach or default under the Articles of Organization or Company Agreement or any other governing document of the Company, agreement or instrument to which the Company is a party or by which any of its property is bound or (2) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award applicable to the Company.

(d)       Representations and Warranties Are and Were True. All representations and warranties contained in this Agreement are true and correct as of the Effective Date and all such representations and warranties shall survive the execution of this Agreement. The Company understands and acknowledges that Shareholder is entering into this Agreement in reliance upon this acknowledgment and representation, and agrees that such reliance is reasonable and appropriate.

8.       Conditions Precedent. Notwithstanding anything herein to the contrary, the obligations of Shareholder shall not be binding on Shareholder until each of the following conditions precedent shall have been satisfied:

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(a)       Shareholder shall have received an executed counterpart of this Agreement from the Company.

(b)       Shareholder shall have received copies of fully executed lock-up agreements of like tenor (the “Other Lock-up Agreements”) with respect other shares of common stock of the Company.

9.       Termination.

(a)       In the event that a breach occurs under any of the Other Lock-up Agreements, this Agreement shall be terminated.

(b)       In the event that the price of the common stock of the Company trades above $5.00 for ten consecutive trading days at any time after the expiration of the Lock-up Period, this Agreement shall be terminated.

10.       Notices. All notices required to be given in connection with this Agreement shall be sent by e-mail at the following email address (or at such other e-mail address for a party as shall be specified by notice hereunder or notice may also be provided to their agents by email):

If to Shareholder:

If to the Company:

11.       Federal Securities Laws. Nothing contained in this Agreement shall be deemed to supersede or modify any applicable United States and state securities laws, rules and regulations.

12.       Integration. This Agreement, (collectively, the “Integration Documents”) are intended by the Company and the Shareholder to be the final expression of their agreement and, therefore, incorporate all negotiations of them and constitute their entire agreement. The Company acknowledges that it is relying on no written or oral agreement, representation, warranty, or understanding of any kind made by the Shareholder or any employee or agent of the Shareholder except for the agreements by the Shareholder set forth herein or in any of the other Integration Documents. Except as expressly set forth herein or any of the other Integration Documents, the rights, duties, and obligations of the Company and the Shareholder remain unchanged and in full force and effect.

13.       Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law.

14.       Consultation with Counsel. Each Party represents that, before executing this Agreement, it had the opportunity to consult with competent legal counsel of its own choosing, carefully read each of this Agreement, and has been fully and fairly advised as to their respective terms.

15.       Waiver of Drafting Interpretation. The Parties hereto agree that any rule of law or decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.

16.       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement. The Parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each person on this Agreement, which are delivered by electronic signature or scanned electronic e-mail attachment, as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each such person. Signatures of the Parties transmitted by scanned e-mail attachment shall be deemed to be their original signatures for all purposes. This Agreement shall become effective when executed and delivered by the Parties hereto.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Lock-up and Leak-out Agreement as of the day and year first above written.

COMPANY:

MAG MAGNA CORP.

By: _______________________

Harpreet Sangha

Chairman of the Board

SHAREHOLDER:

__________________________

[ Name of Shareholder ]

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